Exhibit 5.1

December 19, 2019

Genesis Energy, L.P.

919 Milam, Suite 2100

Houston, Texas 77002

      Re: Genesis Energy, L.P.

      Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale by certain selling unitholders named in the Registration Statement of up to 25,336,778 Class A Convertible Preferred Units representing limited partnership interests in the Partnership (the “Secondary Units”). The Secondary Units may be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such partnership records of the Partnership and other certificates and documents of officials of the Partnership or its general partner, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery of any Secondary Units, the certificates for the Secondary Units will conform to the form thereof approved by the board of directors of the general partner of the Partnership and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Class A Convertible Preferred Units or, if uncertificated, valid book-entry notations for the issuance of the Secondary Shares in uncertificated form will have been duly made in the unit register of the Partnership. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Secondary Units are duly authorized and validly issued and (ii) holders of the Secondary Units have no obligation to make any further payments to the Partnership for the Secondary Units or contributions to the Partnership solely by reason of their ownership of the Secondary Units, except for their obligations to repay any funds wrongfully distributed to them.

Genesis Energy, L.P.

December 19, 2019

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)

We have assumed that the Secondary Units will be sold in the manner stated in the Registration Statement and the Prospectus and in accordance with the terms of the partnership agreement of the Partnership (as amended through the date hereof).

(B)

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States and (ii) the Delaware Revised Uniform Limited Partnership Act.

(C)

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution; and (vi) limitations on the waiver of rights under usury law.

(D)

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Partnership or any other person or any other circumstances.

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Genesis Energy, L.P.

December 19, 2019

Signature Page

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours, /s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP